SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2019

HMG/COURTLAND PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-7865 (Commission File No)	59-1914299 (I.R.S. Employer Identification No.)

1870 S. Bayshore Drive Coconut Grove, Florida (Address of Principal Executive Offices)	33133 (Zip Code)

(305)854-6803 (Registrant's Telephone Number, Including Area Code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-1(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 19, 2019, pursuant to the terms of a Construction and Mini Perm Loan Agreement ("Loan Agreement"), between Murano At Three Oaks Associates LLC, a Florida limited liability company (the “Borrower”) which is 25% owned by HMG Fort Myers, LLC, a Florida limited liability company which is a wholly owned subsidiary of HMG/Courtland Properties, Inc.(“HMG”), and PNC Bank, National Association ("Lender"), Lender provided a construction loan to the Borrower for the principal sum of approximately $41.59 million (“Loan”). The proceeds of the Loan shall be used to finance the construction of multi-family residential apartments containing 318 units totaling approximately 312,000 net rentable square feet on a 17.5-acre site located in Fort Myers, Florida ("Project"). The Project site was purchased by the Borrower concurrently with the closing of the Loan. Total development costs for the Project are estimated at $56.08 million and the Borrower’s equity totals approximately $14.49 million. HMG’s share of the equity is 25%, or approximately $3.62 million, of which $2.70 million has been funded to date including $2.25 million funded on July 2, 2019.

The Loan Agreement is evidenced by a Promissory Note ("Note"). The Note is secured by, among other things, a first mortgage on the Project and a collateral assignment of all present and future leases and rents.

The maturity of the Loan is 48 months from Loan closing, or July 19, 2023. Borrower shall have the option to convert the Loan to a mini-permanent loan (the “Mini Perm Loan”) having a term of one year after the maturity of the Loan, provided that Lender determines, in its sole discretion, that Borrower has timely satisfied the conditions for Mini Perm Loan, as defined in the Loan Agreement. In addition, if the Borrower otherwise satisfies the Mini Perm Loan conditions, Borrower may extend the term of the Mini Perm Loan one year beyond the initial Mini Perm Loan period.

The Loan Agreement requires that the Project be completed no later than 30 months from Loan closing. Beginning at month 42 after the Loan closing date, the Project Debt Service Coverage Ratio (“DSCR”) , tested quarterly, shall be at least 1.5 times. Certain other affirmative and negative covenants customary for transactions of similar type and size as defined in the Loan Agreement.

The Borrower will pay interest in respect of the outstanding unpaid principal amount of the Loan at the Daily LIBOR Rate (“DLR”) plus (a) until such time as the Mini Perm Loan conditions are satisfied as determined by Lender, 2.05% per annum and (b) from and after the Mini Perm Loan conditions have been satisfied as determined by Lender, 1.85% per annum. If LIBOR becomes unascertainable (as defined) then Lender will promptly notify Borrower thereof and the outstanding principal and future advances will bear interest at an alternative rate (as defined).

HMG and the other members (or affiliates thereof) of the Borrower ("Guarantors") entered into a Completion Guaranty ("Completion Guaranty") and a Guaranty and Suretyship Agreement ("Repayment Guaranty") (collectively, the “Guaranties”) with the Lender.

Under the Completion Guaranty, each Guarantor shall unconditionally guaranty, as a primary obligor, and become surety for the prompt payment and performance by Borrower of the “Guaranteed Obligations” (as defined).

Under the Repayment Guaranty, Guarantor unconditionally guarantees, as a primary obligor, and becomes surety for the prompt payment and performance of, as defined (i) all Interest Obligations, (ii) all Loan Document Obligations, (iii) all Expense Obligations, (iv) the Carrying Cost Obligations, (v) the Principal Amount, (vi) interest on each of the foregoing including, if applicable, interest at the Default Rate (as defined). At all times prior to the First Reduction Date (as defined below), the Guarantors are collectively responsible for 30% of the Principal Obligations, (ii) at all times after the First Reduction Date, the Guarantors are collectively responsible for15% of the Principal Obligations, and (iii) at all times after the Second Reduction Date, 0% of the Principal Obligations. First Reduction Conditions" means satisfaction of the following conditions: (i) no Event of Default has occurred and is continuing; (ii) Completion of Construction has occurred; and (iii)   the Project has achieved a DSCR of not less than 1.25 to 1.00 for two (2) consecutive fiscal quarters.

Each Guarantor is required to maintain compliance with the following financial covenants, as defined: (1) liquidity shall not be less than $2.5 million. Liquidity is defined as the sum of unencumbered, unrestricted cash and cash equivalents and marketable securities, and (2) net worth shall not be less than $10 million.

In conjunction with the Loan Agreement, HMG entered into a Reimbursement and Contribution Agreement ("R&C Agreement") with the Borrower and the owners and/or principals of the other members of the Borrower. Under the R&C Agreement the parties agreed to provide cross indemnification in the form of guaranty of payment and performance, indemnification of each Guarantor by Borrower, reimbursement guaranty and Guarantor’s pro-rata share of contribution obligations among Guarantors, as defined.

The information in Item 9.01 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits:

10(ff)	Construction Loan and Mini-Perm Agreement between Murano At Three Oaks Associates, LLC, a Florida limited liability company and PNC, Bank, National Association, entered into as of July 19, 2019

10(gg)	Promissory Note dated July 19, 2019 between Murano At Three Oaks Associates, LLC, a Florida limited liability company and PNC Bank, National Association

10(hh)	Completion Guaranty Agreement dated July 19, 2019 between HMG/Courtland Properties, Inc. and PNC Bank, National Association

10(ii)	Guaranty and Suretyship Agreement dated July 19, 2019 between HMG/Courtland Properties, Inc. and PNC Bank, National Association

10(jj)	Reimbursement and Contribution Agreement dated July 19, 2019 between Murano At Three Oaks Associates, LLC, HMG/Courtland Properties, Inc., J. I. Kislak, Inc., W. Douglas Pitts and Kiki L. Courtelis (collectively "Pitts") and CSG Group, LLC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMC/COURTLAND PROPERTIES, INC.

By:	/S/ CARLOS CAMAROTTI
Carlos Camarotti
Principal Financial Officer

Date: July 19, 2019